UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of MGP Ingredients, Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) on January 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with London HoldCo, Inc. (“HoldCo”), Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, and KY Limestone Holdings LLC (together with their subsidiaries, “Luxco” or the “Luxco Companies”), the shareholders of HoldCo (the “Sellers”), and Donn S. Lux, as Sellers’ Representative, pursuant to which the Company agreed to merge HoldCo with and into the Company with the Company surviving the merger (the “Merger”). Luxco is a leading branded beverage alcohol company across various categories, with a more than 60-year business heritage. The Sellers are various trusts established for the benefit of members of the Lux family and are more specifically identified in the Joinder Agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

On April 1, 2021, the Company completed the Merger. Following the Merger, the Luxco Companies became wholly-owned subsidiaries of the Company. The aggregate consideration paid by the Company in connection with the Merger was $237.5 million in cash (less assumed indebtedness) and 5,007,833 shares of common stock of the Company, subject to adjustment for fractional shares (the “Company Shares”, and together with the cash portion, the “Merger Consideration”). The Company Shares represent approximately 22.8% of the Company’s outstanding common stock immediately following the closing of the Merger. The Merger Consideration is subject to customary purchase price adjustments, including working capital, which adjustments are anticipated to be paid in cash.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Luxco Companies. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and the Luxco Companies to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the various parties involved in the transaction if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the Merger Agreement or as of such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

In connection with the closing of the Merger, the following agreements were entered into:

(1) the Shareholders Agreement, dated as of April 1, 2021, by and among the Company and the other parties thereto (the “Shareholders Agreement”);

(2) the Registration Rights Agreement, dated as of April 1, 2021, by and among the Company and the other parties thereto (the “Registration Rights Agreement”); and

(3) the Net Lease, dated as of April 1, 2021, by and among Kemper-Themis, L.L.C., a Missouri limited liability company, as landlord, Luxco, Inc., a Missouri corporation, as tenant, and Donn Lux, as guarantor of certain obligations of the landlord (the “Lease”).

Shareholders Agreement

Pursuant to the terms of the Shareholders Agreement, the Sellers will receive the right to nominate two Group A directors for election to the Company’s board of directors at each stockholders meeting at which Group A directors are elected, commencing with the Company’s 2021 annual meeting of stockholders. The right to nominate two directors is conditioned upon the Sellers continuing to have beneficial ownership of 15% or more of the Company’s issued and outstanding common stock. The Shareholders Agreement further provides that so long as the Sellers beneficially own at least 10% but less than 15% of the Company’s issued and outstanding common stock, the Sellers may nominate one director candidate for election to the Company’s board of directors. One of the Sellers’ initial designees at the Company’s 2021 annual meeting of shareholders will be Donn S. Lux. In addition, Karen Seaberg and Lori Mingus are also parties to the Shareholders Agreement and have agreed to vote the shares of the Company’s common stock beneficially owned by them (representing approximately 15.2% of the Company’s outstanding common stock immediately following the closing of the Merger) in favor of such nominees.

The foregoing description of the Shareholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to (1) file a resale shelf registration statement covering the Company Shares and cause such registration statement to be declared effective by the SEC as promptly as practicable after the filing, (2) keep such registration statement effective for three years, (3) file another resale shelf registration statement prior to the expiration of such three-year period and cause such registration statement to be declared effective by the SEC as promptly as practicable after the filing and (4) keep such registration statement effective for another three years. In addition, the holders of the Company Shares relating to such registration statements have the right to require the Company to assist with effecting up to three underwritten offerings, subject to certain terms and conditions. The Registration Rights Agreement requires the Company to pay certain expenses of the holders of the Company Shares relating to such registration statements and to indemnify them against certain liabilities that may arise under the Securities Act of 1933, as amended. In addition, in connection with any underwritten offering of common stock (or securities convertible into common stock), the holders of the Company Shares have agreed not to sell during the seven days prior to, and the 90-day period (or such shorter period as shall be agreed to with the managing underwriters) beginning on, the date of pricing of any such offering in accordance with the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Lease
The Luxco St. Louis Missouri bottling and warehouse facilities are owned by Kemper-Themis, L.L.C., an affiliate of certain of the Sellers, and prior to the Merger were leased by Luxco, Inc. pursuant to a lease that was scheduled to expire in 2021. In connection with the closing of the Merger, Luxco, Inc. entered into the Lease, which is a five-year, triple net lease that replaces the prior lease. The annual rent due under the Lease for the first year of the lease term is $660,000 and increases 3.5% per year thereafter. The Lease is subject to an automatic renewal for an additional five years, unless Luxco, Inc. provides Kemper-Themis, L.L.C. with notice of non-renewal at least 180 days prior to the expiration of the Lease. The Lease also contains customary provisions allowing Kemper-Themis, L.L.C. to terminate the Lease if Luxco, Inc. fails to remedy a breach of certain of its obligations as set forth in the Lease within specified time periods, or upon bankruptcy or insolvency of Luxco, Inc.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in response to Item 1.01 and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of Direct Financial Obligation

The cash portion of the Merger Consideration, the repayment of assumed debt and transaction-related expenses were financed with a $242.3 million borrowing under the Company’s existing $300 million Credit Agreement, dated February 14, 2020, by and among the Company, the lenders a party thereto and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender (as amended, the “Credit Agreement”). Additional information regarding the terms of the Credit Agreement are contained in Item 1.01 of the Company’s Current Report on Form 8-K filed February 18, 2020 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 1, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Information required by this item will be filed as an Exhibit on Form 8-K/A within 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Information required by this item will be filed as an Exhibit on Form 8-K/A within 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, dated as of January 22, 2021, by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, upon signing a joinder agreement, the shareholders of London HoldCo, Inc., and Donn Lux, as Sellers’ Representative (filed as Exhibit 2.1 to MGP Ingredients, Inc. Current Report on Form 8-K filed January 25, 2021 and incorporated herein by reference).

2.2
Joinder to the Agreement and Plan of Merger dated as of January 22, 2021 by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, Donn Lux, as Sellers’ Representative, and the shareholders of London Holdco, Inc. (filed as Exhibit 2.2 to MGP Ingredients, Inc. Current Report on Form 8-K filed January 25, 2021 and incorporated herein by reference).

10.1	Shareholders Agreement, dated as of April 1, 2021, by and among MGP Ingredients, Inc. and certain shareholders of MGP Ingredients, Inc.

10.2	Registration Rights Agreement, dated as of April 1, 2021, by and among MGP Ingredients, Inc. and certain shareholders of MGP Ingredients, Inc.

10.3	Net Lease, dated as of April 1, 2021, by and among Kemper-Themis, L.L.C., Luxco, Inc. and Donn Lux

99.1	Press release dated April 1, 2021

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

* Schedules or exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: April 1, 2021	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer